                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.  )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

         / /      Preliminary Proxy Statement

         / /      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))

         / /      Definitive Proxy Statement

         / /      Definitive Additional Materials

         /X/      Soliciting Material Under Rule 14a-12

                        SUNSET FINANCIAL RESOURCES, INC.
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                (Name of Registrant as Specified in Its Charter)

                             WESTERN INVESTMENT LLC
                      WESTERN INVESTMENT HEDGED PARTNERS LP
                  WESTERN INVESTMENT INSTITUTIONAL PARTNERS LLC
                    WESTERN INVESTMENT ACTIVISM PARTNERS LLC
                                ARTHUR D. LIPSON
                                MATTHEW S. CROUSE
                               JAMES S. SCHALLHEIM
                                 D. JAMES DARAS
                               MARSHALL W. COBURN
                                GERALD HELLERMAN
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         /X/      No fee required.

         / /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     / /  Fee paid previously with preliminary materials:

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     / /  Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid

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     (2)  Form, Schedule or Registration Statement No:

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     (3)  Filing Party:

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     (4)  Date Filed:

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         Western Investment LLC ("WILLC"),  together with the other participants named  herein,  is filing  materials  contained  in this  Schedule  14A with the
Securities  and Exchange  Commission  in  connection  with the  solicitation  of proxies against the proposed merger involving Sunset Financial  Resources,  Inc.
(the "Company") and Alesco Financial Trust and related proposals  (collectively, the "Merger  Proposals")  to be submitted to a vote of the  stockholders  of the
Company at a special  meeting of  stockholders  to be called by the Company (the
"Special  Meeting").  WILLC  has  not  yet  filed a  proxy  statement  with  the
Securities and Exchange Commission with regard to the Special Meeting.

         On June 16,  2006,  WILLC  sent the  following  letter  to the Board of
Directors of the Company:

                                 WESTERN INVESTMENT LLC
                         2855 East Cottonwood Parkway, Suite 110
                               Salt Lake City, Utah 84121

                                                                   June 16, 2006

         Sunset Financial Resources, Inc.
         10245 Centurion Parkway North, Suite 305
         Jacksonville, Florida 32256
         Attention:  Board of Directors

         Gentlemen:

                  Western   Investment   LLC,   together  with  certain  of  its
         affiliates, is the beneficial owner of an aggregate of 1,016,300 shares of  common  stock of  Sunset  Financial  Resources,  Inc.,  a  Maryland corporation  ("Sunset" or the  "Company"),  representing  approximately
         9.7% of Sunset's outstanding common stock. As the beneficial holders of a significant  number of the Company's  shares, we are deeply concerned about the increasing disregard for stockholder interests that the Board of Directors has displayed over the past several months, culminating in the decision to merge with Alesco Financial Trust.

                  Since August 2005,  the Board has taken the following  actions to the detriment of Sunset stockholders:

                  o        Making it more difficult for Sunset  stockholders  to
                           call a special  meeting by increasing  the percentage
                           of the outstanding  shares required to call a special
                           meeting from 25% to 50%;

                  o        Implementing     complex     procedures     governing
                           stockholder-requested  special  meetings  and advance
                           notice of stockholder nominees for directors;

                  o        Refusing to appoint a stockholder  representative  to
                           fill a vacancy that existed on the Board; and

                  o        Failing to hold an annual meeting for the election of
                           directors  on a timely  basis  consistent  with  past
                           practice.

                  The crowning blow,  however,  was delivered to stockholders by way of  Sunset's  proposed  merger  with  Alesco.  Alesco  is a private company (1) that  commenced  operations  less than five months ago, (2)
         for which sophisticated  investors paid $10.00 per share on January 31,
         2006 and (3) whose book value was $9.40 per share on March 31,  2006 as opposed to Sunset's  book value on such date of $10.42 per share.  Yet, in the  proposed  merger,  Sunset is  offering  Alesco  stockholders  a premium  of 1.26  Sunset  shares  for each  Alesco  share,  effectively valuing  Alesco at $13.13 per share.  In  addition,  as a result of the proposed  merger,  Sunset's  senior  executive  officers will receive a severance package estimated by Sunset to be between $2.3-$2.7  million.
         Furthermore,  Cohen Brothers Management,  Alesco's external manager, is already earning a 1.5% management fee to manage Sunset's assets,  which are being transitioned into assets consistent with Alesco's  investment strategy,  a fundamental  change in Sunset's  investment  strategy that occurred without first obtaining  stockholder approval. We question the wisdom of fundamentally changing Sunset's investment strategy to invest
         in  what  we   believe   to  be  a  highly   leveraged   portfolio   of
         credit-sensitive assets at this point in the business cycle.

                  It appears that everyone wins in the proposed  merger,  except for Sunset's stockholders, who will suffer a dilution in the book value of their  shares from  $10.42 to $7.77.  We do not  understand  how the
         proposed   Alesco  merger  could   possibly  be  viewed  as  maximizing
         stockholder value.

                  We do not believe the terms of the currently  proposed  merger are advisable or in the best interests of Sunset's stockholders.  It is our current intention to vote against the proposed merger.

                  We also believe that the Board has  superior  alternatives  to the merger other than  liquidating  the Company or simply  "staying the course," one of which is to actively  pursue better  management for the
         Company.  We have had discussions with Michael Tokarz regarding his (or his  affiliate)  managing all or a portion of Sunset's  portfolio.  Mr.
         Tokarz  has  over  30  years  of  lending  and  investment  experience, including, currently, as Chairman and Portfolio Manager of MVC Capital,
         Inc. (NYSE: MVC), a publicly traded business  development  company that makes  private  debt and equity  investments;  and as  Chairman  of The
         Tokarz Group, a private merchant bank that he founded;  and,  formerly, as a General Partner with Kohlberg  Kravis Roberts & Co. (KKR),  one of the world's most experienced  private equity firms. We believe that Mr.
         Tokarz is a superior portfolio manager with an exceptional  record, and that the Board  should  explore  fully the  opportunity  to retain  his services.

                  We would like to discuss  this matter  further to determine if we can reach an amicable  resolution  to our  concerns  relating to the future  direction of the Company and the  maximization  of  stockholder value.  We  sincerely  hope that the Board will  demonstrate  a similar commitment  to  Sunset  stockholders  by  favorably  responding  to our request.  Please note, however,  that, if an amicable resolution cannot be  reached,  we are  prepared  to take any and all  actions to protect stockholder  interests,  including  proceeding  with a solicitation  to oppose the proposed merger.

                  We request that any  correspondence  concerning this matter be delivered to the  undersigned at the address set forth above and copies of such correspondence  should also be simultaneously  delivered to our counsel,  Olshan  Grundman Frome  Rosenzweig & Wolosky LLP, Park Avenue
         Tower, 65 East 55th Street, New York, New York 10022, Attention: Steven
         Wolosky, Esq., telephone (212) 451-2333, facsimile (212) 451-2222.

                                                      Sincerely,

                                                      WESTERN INVESTMENT LLC

                                                      By: /s/ Arthur D. Lipson
                                                          ----------------------
                                                          Arthur D. Lipson
                                                          Sole Member

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

WILLC,  together  with the other  Participants  (as defined  below) named herein
(collectively,  the "Western Group"),  intend to make a preliminary  filing with the Securities  and Exchange  Commission of a proxy  statement and  accompanying proxy card to be used to solicit  votes  against  the  Merger  Proposals  at the
Special Meeting.

THE WESTERN GROUP STRONGLY  ADVISES ALL  STOCKHOLDERS OF THE COMPANY TO READ THE
PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE  BECAUSE THEY
WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO
CHARGE   ON   THE   SECURITIES   AND   EXCHANGE   COMMISSION'S   WEB   SITE   AT
HTTP://WWW.SEC.GOV.  IN ADDITION,  THE  PARTICIPANTS  IN THE  SOLICITATION  WILL
PROVIDE COPIES OF DEFINITIVE  PROXY  MATERIALS,  WITHOUT  CHARGE,  UPON REQUEST.
REQUESTS FOR COPIES  SHOULD BE DIRECTED TO THE  PARTICIPANTS'  PROXY  SOLICITOR,
INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE NUMBER: (888) 750-5834.

The participants in the  solicitation  are anticipated to be Western  Investment
LLC, Western  Investment  Hedged Partners LP, Western  Investment  Institutional
Partners  LLC,  Western  Investment  Activism  Partners  LLC,  Arthur D. Lipson,
Matthew S. Crouse, James S. Schallheim,  D. James Daras,  Marshall W. Coburn and
Gerald Hellerman (collectively,  the "Participants").  Information regarding the
Participants  and their  direct or  indirect  interests  is  available  in their
Schedule 13D  initially  filed with the  Securities  and Exchange  Commission on
March 17, 2005, as subsequently  amended on March 29, 2005, May 6, 2005,  August
29, 2005,  September 23, 2005,  October 4, 2005,  November 1, 2005,  December 5,
2005, December 13, 2005 and May 3, 2006.